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                       [ARTHUR ANDERSEN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1999 included in TeleBanc Financial Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
 February 26, 1999